PURCHASE AGREEMENT

        THIS PURCHASE AGREEMENT (“Agreement”) made this 28th day of February, 2002, by and among Derma Sciences, Inc., a Pennsylvania corporation with offices located at 214 Carnegie Center, Suite 100, Princeton, New Jersey, 08540 (“Derma Sciences” or “the Company”) and Kensington Partners L.P., 200 Park Avenue, New York, New York 10016, Kensington Partners II L.P., 200 Park Avenue, New York, New York 10016, Peter Orthwein Family Trust, 200 Park Avenue, New York, New York 10016, Peter Orthwein Managed Account, 200 Park Avenue, New York, New York 10016, Bald Eagle Fund Ltd., 200 Park Avenue, New York, New York 10016, Dolphin Offshore Partners, 129 East 17th Street, New York, New York 10003, Guerrilla Partners, 237 Park Avenue, 9th Floor, New York, New York 10017, Guerrilla IRA Partners, 237 Park Avenue, 9th Floor, New York, New York 10017, Synergetics Capital, Ovre Ullorn Terrasse No. 32, 0358, Oslo, Norway, Edward J. Quilty, 1031 Creamery Road, Newtown, Pennsylvania 18940, Saleem Noorani and Ann T. Noorani, 358 Ocean Avenue, Marblehead, Massachusetts 01945, James T. O’Brien, 11801 Pawnee Lane, Leawood, Kansas 66211, Stephen T. Wills, CPA, MST, 13 Highview Lane, Lower Makefield Pennsylvania 19067, John E. Yetter, CPA, 27 Brandywine Road, Skillman, New Jersey 08558, Vivek Jain, 307 East 77th Street, Apartment 6D, New York, New York 10021and Geoffrey T. Michael, 7 Roszel Road, 4th Floor, Princeton, New Jersey 08540 (these latter individually, “Purchaser” and collectively, “Purchasers”).

        IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and each of the Purchasers agree as follows:

        1.     Authorization of Sale of the Common Stock. The Company has authorized the sale of up to $1,000,000 in dollar amount of the Company’s common stock, par value $0.01 per share, (“Common Stock”) at the price of $0.50 per share pursuant to the terms and conditions of this Agreement.

        2.     Agreement to Sell and Purchase the Common Stock. At the Closing (as defined in Section 4), the Company will sell and deliver to each Purchaser, and each Purchaser will buy from the Company and accept delivery of, the Common Stock at the price of $0.50 per share and upon the terms and conditions hereinafter set forth:

        2.1.   Number and Dollar Amounts of the Common Stock. The number and dollar amounts of the Common Stock to be purchased by each Purchaser are as follows:

     Purchaser                                   Number of Shares        Amount
     ---------                                   ----------------        ------

     Kensington Partners L.P.                         292,000           $146,000
     Kensington Partners II L.P.                       20,000            $10,000
     Peter Orthwein Family Trust                      100,000            $50,000
     Peter Orthwein Managed Account                    28,000            $14,000
     Bald Eagle Fund Ltd.                              60,000            $30,000
     Dolphin Offshore Partners                        200,000           $100,000
     Guerrilla Partners                               200,000           $100,000
     Guerrilla IRA Partners                           100,000            $50,000

     Purchaser                                   Number of Shares        Amount
     ---------                                   ----------------        ------

     Synergetics Capital                              120,000            $60,000
     Edward J. Quilty                                  50,000            $25,000
     Saleem Noorani and Ann T. Noorani (Jt Ten)        30,000            $15,000
     James T. O'Brien                                  30,000            $15,000
     Stephen T. Wills, CPA, MST                        20,000            $10,000
     John E. Yetter, CPA                               20,000            $10,000
     Vivek Jain                                        20,000            $10,000
     Geoffrey T. Michael                               10,000             $5,000

        2.2.   Documents. This Agreement and all other agreements executed by the Company and the Purchasers relative to the Common Stock are hereinafter sometimes collectively referred to as the “Documents.” The term Documents shall mean this Agreement and the Registration Rights Agreement together with any schedules or exhibits thereto.

        2.3.   Additional Purchasers. The Company may, but shall be under no obligation to sell the Common Stock upon the terms set forth in this Agreement to purchasers in addition to those named in paragraph 2.1 hereinabove (these latter individually, “Additional Purchaser” and collectively, “Additional Purchasers”). The default of any Purchaser or Additional Purchaser under this Agreement or any other agreement of like tenor for purchase of the Common Stock shall not alter or affect the obligations of any other Purchaser or Additional Purchaser hereunder or thereunder.

        2.4.   Right of Rescission. In the event the Company has not consummated the purchase of all of the issued and outstanding equity securities of FNC Medical Corporation prior to July 1, 2002, then the undersigned Purchaser shall have the option to rescind the within purchase of Common stock and receive all consideration paid therefor; provided, however, such option shall be exercised, if at all, prior to August 1, 2002.

        3.     Registration Rights. The Common Stock will be registered by the Company for public sale. Terms and conditions governing registration of the Common Stock are set forth in the Registration Rights Agreement attached hereto as Exhibit 1.

        4.     Delivery of the Common Stock at the Closing. The completion of the purchase and sale of the Common Stock (the “Closing”) shall occur at a place and time (the “Closing Date”) to be determined by the Company and of which the Purchasers will be notified by facsimile transmission or otherwise; provided, however, that the Closing shall not occur later than January 31, 2002. At the Closing, the Company shall deliver to each Purchaser one or more certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser, representing the Common Stock purchased by such Purchaser as set forth in section 2.1 hereof. The Company’s obligation to complete the purchase and sale of the Common Stock at the Closing shall be subject to receipt of Federal Reserve (same-day) funds in the full amount of the purchase price for the Common Stock being purchased hereunder by such Purchaser. Each Purchaser’s obligation to accept and to pay for the Common Stock shall be subject to the condition that the Company shall have (a) entered into a Registration Rights Agreement in the form of Exhibit 1 hereto (the “Registration Rights Agreement”) and (b) the accuracy in all material respects of the representations and warranties made by the Company herein and the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to Closing.

        5.     Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, each Purchaser as follows:

        5.1.     Organization and Qualification. Each of the Company and its subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to conduct its business as currently conducted and to own its assets wherever located. Each of the Company and its subsidiary is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the operations of the Company and its subsidiary, taken as a whole.

        5.2.     Due Execution, Delivery and Performance of the Agreement. The Company has full power and authority to enter into this Agreement and each of the Documents. This Agreement has been, and each Document and the Common Stock will be, duly authorized, executed and delivered by the Company. The Company’s execution, delivery and performance of this Agreement and each Document will not violate (i) any law, rule or regulation applicable to the Company or its subsidiary or (ii) the Certificate of Incorporation or Bylaws of the Company or its subsidiary or (iii) any provision of any indenture, mortgage, agreement, contract or other instrument to which the Company or its subsidiary is a party or by which the Company or its subsidiary or any of their properties or assets is bound as of the date hereof, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance upon any properties or assets of the Company or its subsidiary, except, in the case of such clause (iii), where such violation, breach or default would not have a material adverse effect on the business, properties, prospects, condition (financial or otherwise), net worth or results of operations of the Company and its subsidiary taken as a whole (a “Material Adverse Effect”). Upon their execution and delivery (assuming the valid execution thereof by the respective parties thereto other than the Company), this Agreement and the Documents will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        5.3.     Issuance of the Common Stock and Warrants. Upon issuance, the Warrants and Common Stock will be duly authorized and validly issued and, upon payment therefor, will be non-assessable.

        5.4.     Litigation. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or its subsidiary which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiary, taken as a whole, or which might materially and adversely affect their property or assets or which might materially and adversely affect the consummation of this Agreement and the other Documents. All pending legal or governmental proceedings to which the Company or its subsidiary is a party or of which any of their property or assets is the subject, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the business of the Company and its subsidiary.

        5.5.     Exchange Act Reports; No Material Misstatement or Omission. The Company has timely filed all periodic reports required to be filed under the Securities Exchange Act of 1934 (“Exchange Act Reports”). As of their respective dates, the Company’s Exchange Act Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        5.6.     No Material Change. Save as disclosed in the Company’s Exchange Act Reports, the Company has not incurred any material liabilities or obligations, direct or contingent, nor has the Company or its subsidiary purchased any of their outstanding capital stock, nor paid or declared any dividends or other distributions on their capital stock; and there has been no change in the capital stock or consolidated long-term debt or any increase in the consolidated short-term borrowings (other than in the ordinary course of business) of the Company or any material adverse change to the business, properties, assets, net worth, condition (financial or other), results of operations or prospects of the Company and its subsidiary, taken as a whole.

        5.7.     Legal Opinion. Prior to closing, Hedger & Hedger, counsel to the Company, will deliver its legal opinion to the Company in the form of Exhibit 2 hereto and stating that each of the Purchasers may rely thereon as though such opinion were addressed directly to such Purchaser.

        5.8.     Common Stock Legend. After the Registration Statement (as defined in the Registration Rights Agreement) is declared effective by the Securities and Exchange Commission, if any holder of Common Stock shall deliver to the Company ‘s transfer agent (i) the certificate representing such Common Stock and (ii) a letter of representations to the effect of Sections 6(b) and (c) herein, then the Company’s transfer agent shall within 3 business days after receipt of the foregoing issue new Common Stock in exchange for the aforementioned legended Common Stock which new Common Stock shall be legended as follows:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES MAY BE SOLD PURSUANT TO THE REGISTRATION STATEMENT PROVIDED THAT THE HOLDER COMPLIES WITH THE PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE SALE IS IN COMPLIANCE WITH THE PLAN OF DISTRIBUTION SET FORTH IN THE PROSPECTUS.

        5.9.     Certificate. The Company shall deliver a certificate of the Company executed by the Chairman of the Board or President and the chief financial or accounting officer of the Company, to be dated the Closing Date, in form and substance satisfactory to the Purchasers to the effect that the representations and warranties of the Company set forth in this Section 5 are true and correct as of the date of this Agreement and as of the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date.

        6.     Representations, Warranties and Covenants of the Purchaser. (a) Each Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments presenting an investment decision like that involved in the purchase of the Common Stock and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Common Stock; (ii) the Purchaser is acquiring the Common Stock set forth in Section 2 above in the ordinary course of its business and for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) only and with no present intention of distributing any of such Common Stock or any arrangement or understanding with any other persons regarding the distribution or purchase of such Common Stock; (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Common Stock except in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder and the Exchange Act, and the rules and regulations promulgated thereunder, and the terms and conditions of this Agreement; (iv) the Purchaser has, in connection with its decision to purchase the Common Stock set forth in Section 2 above, relied solely upon the representations and warranties of the Company contained in writing herein, and has not relied upon any other statements, representations, warranties, covenants or assurances of the Company, (v) the Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act (“Regulation D”); and (vi) the Purchaser understands that the Common Stock, except as provided in Section 5.8 hereof, will contain a legend to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. THESE SECURITIES ARE SUBJECT TO CERTAIN REGISTRATION RIGHTS AS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY.

        (b)     Each Purchaser hereby covenants with the Company that it will not directly or indirectly make any offer, sale, pledge, transfer or other disposition of the Common Stock other than in accordance with all applicable federal and state securities laws and the terms and conditions of this Agreement, including, but not limited to, the other representations, warranties and covenants of the Purchaser in this Section 6.

        (c)     Each Purchaser hereby covenants with the Company not to make any public sale of the Common Stock without effectively causing any applicable prospectus delivery requirement under the Securities Act to be satisfied, and the Purchaser acknowledges and agrees that the Common Stock is not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Common Stock is accompanied by a separate officer’s certificate: (i) executed by an officer of, or other authorized person designated by, the Purchaser, and (ii) to the effect that (A) the Common Stock has been sold in accordance with a Registration Statement and (B) the requirement of delivering a current prospectus has been satisfied or does not apply.

        (d)     Each Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        (e)     Each Purchaser acknowledges that it has had such access to financial and other information concerning the Company and the Common Stock as it deemed necessary in connection with its decision to purchase same, including an opportunity to ask questions and request information from the Company and its management, and all such questions have been answered and all information requested has been provided to the satisfaction of the Purchaser.

        (f)     If a Purchaser proposes to sell, pledge, assign or otherwise transfer or convey, directly or indirectly, any of the Common Stock prior to the date that the Registration Statement becomes effective, then the Purchaser shall provide the Company, prior to the sale of any such Common Stock, with a legal opinion in form and substance satisfactory to the Company that such sale, pledge, assignment, transfer or conveyance is exempt from the registration requirements under the Securities Act and any applicable state securities and blue sky laws.

        7.     Survival of Representations, Warranties and Agreements. Notwithstanding any representation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchasers in writing herein and in the closing certificates delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchasers of the Common Stock being purchased and the payment therefor.

        8.     Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be by telecopier with the original being forwarded by a nationally recognized overnight express courier, shall be deemed given when receipt is acknowledged by transmit confirmation report and shall be addressed as set forth at the head of this Agreement or to such other address as may hereafter be furnished in writing.

        9.     Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and each Purchaser.

        10.    Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

        11.    Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

        12.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (without reference to its rules as to conflicts of law) and the federal law of the United States of America.

        13.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures are considered to be originals and shall have the same effect.

        14.    Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

COMPANY:

DERMA SCIENCES, INC.

By:________________________________
Edward J. Quilty, President and CEO

PURCHASERS:

KENSINGTON PARTNERS L.P.	KENSINGTON PARTNERS II L.P.

By:________________________________	By:________________________________

PETER ORTHWEIN FAMILY TRUST	PETER ORTHWEIN MANAGED ACCOUNT

By:________________________________	By:________________________________

BALD EAGLE FUND LTD.	DOLPHIN OFFSHORE PARTNERS

By:________________________________	By:________________________________

GUERRILLA PARTNERS	GUERRILLA IRA PARTNERS

By:________________________________	By:________________________________

SYNERGETICS CAPITAL

By:________________________________	___________________________________
Edward J. Quilty

___________________________________	___________________________________
Saleem Noorani	Ann T. Noorani

___________________________________	___________________________________
James T. O'Brien	Stephen T. Wills, CPA, MST

___________________________________	___________________________________
John E. Yetter, CPA	Vivek Jain

___________________________________
Geoffrey T. Michael